SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERNATIONAL DEVELOPMENT AND ENVIRONMENTAL HOLDINGS

(Name of small business issuer in its charter)

Nevada	32-0237237
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1701 E. Woodfield Rd. Suite 915 Schaumburg, IL.	60173
(Address of principal executive offices)	(Zip code)

Issuer's telephone number: (800) 884-1189

(Address of principal place of business or intended principal place of business)

National Registered Agents, Inc.
1000 E. William St. Suite 204
Carson City, NV., 89701
1 800 520 6724

(Name, address and telephone number of Agent for service of Process)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐ Accelerated Filer ☐

Non-accelerated filer ☐ Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (2) (3)
Common Stock offered by our Selling Stockholders (4)	768,000	$.05	$38,400	$1.50

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(3) Calculated under Section 6(b) of the Securities Act of 1933 as 0.0000393 of the aggregate offering price.

(4) Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS

INTERNATIONAL DEVELOPMENT AND ENVIRONMENTAL HOLDINGS
768,000 Shares of Common Stock

Selling shareholders are offering up to 768,000 shares of common stock. The selling shareholders will offer their shares at $.05 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _________________ , 2008.

TABLE OF CONTENTS

SUMMARY INFORMATION AND RISK FACTORS	6
Risk Factors	9
Our lack of operating history makes it difficult for us to evaluate our future business prospects and make decisions in implementing our business plan. You are unable to determine whether we will ever become profitable, which increases your investment risk.	9
There is substantial doubt about our ability to continue, as a going concern, as a result of our lack of revenues and financial resources, and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.	9
We are in part dependent on the environmental remediation industry, which has experienced volatility in capital spending.	10
We face competitive pressures from a variety of companies in the markets we serve, which may reduce our revenues.	11
If we cannot develop a market for and find customers to contract for our environmental remediation services from us on acceptable terms, we will not be able to establish this aspect of our business.	11
The products we use in remediation projects entail an inherent risk of product liability claims; which, if they occur, could reduce our revenues or otherwise harm our financial condition.	11
Our lack of an established brand name and relative lack of resources could negatively impact our ability to effectively compete in the market for applications used in our remediation , which could reduce the value of your investment.	12
Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably.	12
Our management decisions are made by our CEO, Mr. Philip Huseyinof; if we lose his services, our revenues may be reduced.	12
We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.	12
If our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.	13
We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.	13
Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.	14
Although we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from recent legislation requiring companies to evaluate internal control over financial reporting.	14
Special Information Regarding Forward Looking Statements	15
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	15

DILUTION	15
SELLING SHAREHOLDERS	16
PLAN OF DISTRIBUTION	18
LEGAL PROCEEDINGS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
DESCRIPTION OF SECURITIES	22
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	24
DESCRIPTION OF BUSINESS	24
PLAN OF OPERATIONS	28
DESCRIPTION OF PROPERTY	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	31
EXECUTIVE COMPENSATION	34
FINANCIAL STATEMENTS	35
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	36

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the Prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

We were incorporated as Global Enterprise Holdings, Inc. in Nevada on February 28, 2008 and changed our name to International Development and Environmental Holdings on June 16, 2008.  We also do business under the name Global Environmental Company.

Our address is: 1701 E. Woodfield Rd Suite 915 Schaumburg, IL. 60173.
Our telephone number is: 800.884.1189.

Business

We engage primarily in environmental remediation activities, as follows:

•	We will prepare for ourselves and third parties property risk assessment and due diligence reports as Phase I Environmental Site Assessment Process.

•	We perform site subsurface geological investigation (soil and water) as Phase II Environmental Site Assessment Process.

•
We will undertake site remediation. We offer the traditional “dig and haul” remediation in which contaminated soil is dug up and hauled away to be disposed. We are also able to offer a remediation technique in soil and groundwater known as bioremediation, utilizing enzymes and colloid solutions. Other types of remediate services are microbiological fungus (mold), asbestos contained materials (ACM), Polychlorinated Biphenyls (PCBs), and lead base paint (LBP).

There is substantial doubt about our ability to continue, as a going concern, over the next twelve months.

We have developed a website at www.ideholdings.com. Nothing on that website is part of this Prospectus.

The Offering

As of the date of this Prospectus, we had 35,490,000 shares of common stock outstanding.

The selling shareholders are offering up to 768,000 shares of common stock. The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at prevailing market prices, or at privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $76,000. We will not receive any proceeds of the sale of these securities.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this Prospectus, including the financial statements and their explanatory notes before making an investment decision.

The following tables summarize our financial data for the periods presented. The summary statement of operations data for the period from February 28, 2008 (inception) through February 29, 2008, and for the three months ended May 31, 2008 are derived from our audited and unaudited financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of the results to be expected for any future periods. You should read this data together with the financial statements and related notes appearing elsewhere in this prospectus.

Statements of Operations Data

		From
		February 28,
	Three Months	2008 (inception)
	Ended	to
	May 31, 2008	February 29,
	(unaudited)	2008

Revenues	$-	$-

Operating expenses	52,361	6,534

Loss from operations	(52,361)	(6,534)

Interest income	100	-

Net loss	$(52,261)	$(6,534)

Basic and diluted net loss per share	$-	$-

Basic and diluted weighted average number of common shares outstanding	52,096,739	52,000,000

Balance Sheet Data

May 31,
2008

Current Assets	$10,086
Total Assets	$41,037
Current Liabilities	$(23,782)
Total Liabilities	$(23,782)
Accumulated Deficit	$(58,795)
Total Shareholders’ Equity (Deficit)	$17,255
Working Capital Deficit	$(13,696)

Risk Factors

In addition to the other information provided in this Prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Our lack of operating history makes it difficult for us to evaluate our future business prospects and make decisions in implementing our business plan. You are unable to determine whether we will ever become profitable, which increases your investment risk.

We did not begin operations until February 28, 2008. We have no operating history. Our business plan is speculative and unproven.  There is no assurance that we will be successful in executing our business plan or that, even if we successfully implement our business plan, we will ever generate revenues or profits, which makes it difficult to evaluate our business.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues, or expenses.  If we make poor operational decisions in implementing our business plan, we may never generate revenues or become profitable or incur losses, which may result in a decline in our stock price.

There is substantial doubt about our ability to continue, as a going concern, as a result of our lack of revenues and financial resources, and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.

Our lack of operating history and financial resources raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty, and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.  If we do not or commence our remediation, real estate, financing, and related activities or if we do not secure funding to implement our business plan, we estimate current available financial resources will sustain our operations only through the next few months, and then only if funded by management.

Because we will need additional capital to implement our business plan and may not be able to obtain sufficient capital, we may be forced to limit the scope of our operations, and our revenues may be reduced.

In connection with implementing our business plans, we will experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including the following:

• our profitability;
• our ability to secure contracts;
• the effectiveness of our remediation processes; and
• the amount of our capital expenditures, including real estate development projects.

We cannot assure you that we will be able to obtain capital in the future to meet our needs. We have no sources of financing identified. If we cannot obtain additional funding, we may be required to:

• limit our ability to implement our business plan;
• limit our marketing efforts; and
• decrease or eliminate capital expenditures.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences, and privileges senior to our Common Stock. Any additional financing may not be available to us, or if available, may not be on terms favorable to us.

We are in part dependent on the environmental remediation industry, which has experienced volatility in capital spending.

Our business will be significantly dependent upon our services to the environmental remediation industry as well as our real estate activities, with respect to environmentally impaired properties. Procurement of our services and our real estate development activities may be deferred as a result of many factors, including regulatory decisions, weather conditions, rising interest rates, clean-up specific financial situations, and general economic downturns. In the future, we may experience variability in operating results, on both an annual and a quarterly basis, as a result of these factors.

We face competitive pressures from a variety of companies in the markets we serve, which may reduce our revenues.

We are a small company in a highly competitive market. Some of our present and potential competitors have, or may have, substantially greater financial, marketing, technical, or manufacturing resources, and in some cases, greater name recognition and experience than we have. Some competitors may enter markets we serve and sell products at low prices in order to obtain market share. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion, and sale of their products and services than we can. Current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties that enhance their ability to address the needs of our prospective customers. It is possible that new competitors or alliances, among current and new competitors, may emerge and rapidly gain significant market share. Other companies may also produce products that are equal or superior to our products, which could reduce our market share, reduce our overall sales, and require us to invest additional funds in new technology development. Our technology is new and we have no customers. We may face competition from other environmental remediation firms, with alternative technologies, that will be less costly to the client and result in our inability to secure projects or result in our inability to secure such projects at acceptable profit margins. If we cannot compete successfully against current or future competitors our revenues will be reduced.

If we cannot develop a market for and find customers to contract for our environmental remediation services from us on acceptable terms, we will not be able to establish this aspect of our business.

Our remediation process competes with more traditional environmental remediation processes, such as dig and haul. Acceptance of remediation, using our technology, depends upon a number of factors including:

•	the reliability of our technology solutions,

•	potential users perception regarding our technology, and

•	costs involved in adopting and integrating our technology.

Our growth is dependent on, among other things, the size and pace at which the markets for our remediation services develop. If the markets do not grow as we anticipate, our growth plans will not be realized. Continued growth may be hindered, for many reasons, including whether our environmental remediation services will gain widespread acceptance in any commercial markets; whether demand will be sufficient to create a market large enough to produce any or significant revenue or earnings; products deemed to be superior to ours that are offered by our competitors; experiencing technical difficulty in utilizing our products; or our customers achieving their objectives by using alternative solutions.

The products we use in remediation projects entail an inherent risk of product liability claims; which, if they occur, could reduce our revenues or otherwise harm our financial condition.

Our business may be subject to product liability claims in the event that products we use in our business cause, or are alleged to result, in bodily injury, property damage, or other damages. We may not have adequate resources in the event of a successful claim against us. We have no insurance. In the event that we are held liable for a claim, which we are not insured, or for damages, such claim could reduce our cash flow or reduce our assets.

Our lack of an established brand name and relative lack of resources could negatively impact our ability to effectively compete in the market for applications used in our remediation , which could reduce the value of your investment.

We do not have an established brand name or reputation in the business of remediation, construction, or development. We also have a relative lack of resources to conduct our business operations. Thus, we may have difficulty effectively competing with companies that have greater name recognition and resources than we do. Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the market.

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably.

Our executive officers, directors, and holders of 5% or more of our outstanding Common Stock beneficially own approximately 84% of our outstanding Common Stock. As a result, they effectively control all matters requiring director and stockholder approval; including the election of directors and the approval of significant corporate transactions, such as mergers and related party transactions. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

Our management decisions are made by our CEO, Mr. Philip Huseyinof; if we lose his services, our revenues may be reduced.

The success of our business is dependent upon the expertise of our CEO Philip Huseyinof. Because he is essential to our operations, you must rely on their management decisions. He will continue to control our business affairs after this filing. We have no written employment agreement with him. We have not obtained any key man life insurance relating to him. If we lose his services, we may not be able to hire and retain another CEO with comparable experience. As a result, the loss of Mr. Huseyinof’s services could reduce our revenues. We have no written employment agreement or covenant not to compete with Mr. Huseyinof.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock and an active public market may not develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock.  Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies, particularly start-up companies like ours.

If our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

We anticipate that our common stock will be quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Because we do not have an audit or compensation committee, shareholders will have to rely on the board of directors, which is not independent, to perform these functions.

 We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. The sole member of the board of directors is not independent. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

CEO Philip Huseyinof is responsible for our operations and SEC reporting. The requirements of operating as a small public company are new to the management team and the employees as a whole. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Although we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from recent legislation requiring companies to evaluate internal control over financial reporting.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ended February 28, 2010. Salberg & Company, P.A., our independent registered public accounting firm, will be required to attest to the effectiveness of our internal control over financial reporting beginning with the year ended February 28, 2010. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. We expect  that the cost of this program will require us to incur expenses and to devote resources to Section 404 compliance on an ongoing basis.

It is difficult for us to predict how long it will take to complete Management's assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and process on a timely basis. In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected.

Special Information Regarding Forward Looking Statements

Some of the statements in this Prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer and thus we may not rely on the statutory safe harbor from liability for forward-looking statements. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with this offering.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Not applicable. The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at prevailing market prices, or at privately negotiated prices.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchase in a single private placement exempt from registration under section 4(2) any of the Securities Act of 1933. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers. To the extent that any successor(s) to the named selling shareholders wish to sell under this Prospectus, we must file a Prospectus supplement identifying such successors as selling shareholders.

Selling Shareholder	Shares to be offered by the Selling Stockholders	Percentage owned before Offering	Amount owned after the offering, assuming all shares sold	Percentage owned after the offering, assuming all shares sold	Relation- ship to us
Michael T. Williams	100,000.28%		1,670,000	4.7%	Attorney
M. Brandon Williams	100,000.28%		80,000	0%	Attorney’s Affiliate
Maggie Ensley	50,000.28%		0	0%	Attorney’s Affiliate
Ronald Hardesty	100,000.28%		1,200,000	3.37%	Employee
Kevin L. Warmuth	6,000.02%		0	0%	Independent Contractor
Eric B. Andresen	10,000.03%		0	0%
Allen M. Villanueva	6,000.02%		0	0%
Savinder Singh	10,000.03%		0	0%	Employee
Michael Hathaway	10,000.03%		0	0%
Chun Park	10,000.03%		0	0%
Ryan and Sarah Cole	10,000.03%		0	0%
Pivo Associates/Richard Oravec, Principal	100,000.28%		1,670,000	0%	Public Relations Consultant
Donna Lentol	50,000		180,000
Timothy J. Bachara	10,000.03%		0	0%
Jerry Villanueva	6,000.02%		0	0%
John Gotschall	6,000.02%		0	0%
Scott K. Walters	6,000.02%		0	0%
Patrick E. Pieroni	6,000.02%		0	0%
Caroline H. Warmuth	12,000.033%		0
Richard N. Viken and Carmella Viken (Jointly) and Carmella Viken (Ind.)	6,000.02%		0

Benedict J. and Erin M. Bruno (Jointly)	6,000(Joint	)	.02%	0
Benedict J. Bruno (Individula)	50,000(Individual	)	.15%	0
Dominick J. Divenere	10,000.03%			0
Jason Ehret	6,000.02%			0
Anthony Anish	10,000.03%			0	Leessor (CA.office
George Colin	10,000.03%			0	Shareholder
David Tuzzolino	10,000.03%			0	Independent Consultant
Roseann Huseyinof	10,000.03%			0	Family
Johnny Huseyinof	10,000.03%			0	Family
Barbara Kowalewska	10,000.03%			0	Family
Frank J. Bruno	10,000.03%			0	Family
Ronald S. Slager	6,000.02%			0
Troy J. Heishman	6,000.02%			0
TOTAL	768,000		2.16%		Family

Blue Sky

Thirty-eight states and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by Selling Stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor’s Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

All our shareholders currently reside in New York, Illinois and California or the states listed above. We will make the appropriate filings in, and have complied with all secondary trading exemptions in such states, to permit sales of the securities registered in this offering.

PLAN OF DISTRIBUTION

Our common stock is not currently quoted on the OTCBB. No market may ever develop for our stock. The selling stockholders may sell any of its common shares offered under this Prospectus from time to time. Sales may be made directly or through brokers or dealers in connection with trades by the selling stockholders through the OTCBB or otherwise. To the extent required by applicable law, a supplement to the Prospectus relating to the common shares being offered will set forth the terms of the offering of the common shares, including the name or names of any underwriters, dealers or agents, the purchase price of the common shares and the proceeds to the selling stockholders from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If dealers are used in the sale of common shares with respect to which this Prospectus is delivered or with respect to any block trades, the selling shareholder will sell such common shares to the dealers as principals. The dealers may then sell such common shares to the public at varying prices to be determined by such dealers at the time of resale. The name of the dealers and the terms of the transaction will be set forth in the Prospectus supplement relating to the extent required by law.

In connection with the sale of the common shares, agents may receive compensation from the selling stockholders or from purchasers of common shares for whom they may act as agents in the form of discounts, concessions or commissions. Agents and dealers participating in the distribution of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts or commissions received by them from the selling shareholder and any profit on the resale of the common shares by them may be deemed to be underwriting discounts or commissions under such Act.

Upon our being notified by a selling stockholders of any change in the identity of the selling stockholders or that any material arrangement has been entered into with a broker or dealer for the sale of any common shares through a secondary distribution, or a purchase by a broker or dealer, a Prospectus supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing: (i) the names of such brokers or dealers, the number of common shares to be sold; (ii) the price at which such common shares are being sold; (iii) the commissions paid or the discounts or concessions allowed to such brokers or dealers; (iv) where applicable, that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented or amended; (v) any change in the identity of the selling stockholders; and other facts material to the transaction.

Agents and dealers may be indemnified under agreements entered into with the selling shareholder against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents and dealers may be customers of, engage in transactions with, or perform services for the selling shareholder in the ordinary course of business.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Dr. Philip J. Huseyinof	36	President & CEO, Director

Dr. Philip J. Huseyinof has been our President, CEO, and Director since inception. Since March 2007, he has been a Partner - National Holdings, LLC, a Residential development company. Since March 2006, he has been Co-Founder and Partner - Commercial Funding & Development Group, LLC./ SMG Title, a commercial development and lending company where he founded and managed a title agency. From December 2006 to date, he has been Branch Manager - Open Mortgage (Schaumburg Branch), a mortgage lending company. From October 2004 to May 2007, he was Co-Founder & Member - Superior Management Group, LLC., a restaurant management company. From January 2004 to December 2006, he was Co-Founder and Vice-President - Elite Mortgage Company, a mortgage lending company. From December 2000 to December 2003, he was Senior Loan Officer/Division Manager - Mortgage Works, Inc., a mortgage lending company.

Education
D.Sc. - Environmental Science, Rochville University Doctor of Science, Combo Program. Awarded in Environmental Science
M.S. - Awarded in Environmental Safety Management Kennedy Western University/Rochville University Thesis/Dissertation-- Emissions Trading
B.S. - Accounting, minor in Finance, College of Commerce, DePaul University
01/2007- 03/2008 11/2005- 01/2007 06/1998- 06/2000
PROFESSIONAL LICENSES & CERTIFICATIONS
• ASTM Property Condition Assessment Certification.
• ASTM PSA Phase I Certification.
• Certificate of Distinction - Terrestrial Surface Systems.
• Award of Excellence in Environmental Science.
• IL. Dept. of Financial and Professional Regulation, Division of Banking Loan Originator’s License.
• IL. DFPR, Division of Banking, Branch/Branch Manager Mortgagee License.
• Certificate of Registration under the Title Insurance Act by The Division of Financial Institutions.
• 20+ Certificates of Completion for Continuing Education from the Mortgage Education Foundation.
• Certified Environmental Professional

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings
No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for all persons is 1701 E. Woodfield RD. Suite 915, Schaumburg, IL. 60173.

Shareholders	# of Shares	Percentage
Philip J. Huseyinof	29,900,000	84%
All directors and executive officers as a group [1 person]	29,900,000	84%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 35,490,000 shares of common stock outstanding as of September 15, 2008.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws as they relate to our capital structure. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

We have 100,000,000 authorized shares of common stock with $.001 par value. As of September 15, 2008, there were 35,490,000 shares of our common stock issued and outstanding. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting. Holders of our shares of common stock do not have cumulative voting rights.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control. There are no conversion, preemptive or other subscription rights or privileges with respect to any shares.

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock in series as fixed by the Directors with a par value of $0.001 per share. As of the date of this registration statement, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the Board of Directors may from time to time determine. The board may, without shareholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

EXPERTS

The balance sheet as of February 29, 2008, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from February 28, 2008 (Inception) through February 29, 2008 included in this Prospectus have been audited by Salberg & Company, P.A., an independent registered public accounting firm, to the extent set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida.  Michael T. Williams, principal of Williams Law Group, P.A., has agreements to own 1,770,000 shares of our common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

We were incorporated as Global Environmental Holdings, Inc. in Nevada on February 28, 2008 and changed our name to International Development and Environmental Holdings on June 16, 2008.  We also do business under the name Global Environmental Company.

We are:

• a development stage;
• that has limited operating history; and
• has earned no revenues.

Since our inception, we have devoted our activities to the following:

• Developing our business plan
• Determining the market for our services
• Developing a marketing plan
• Securing contracts

We have not sold any products or commenced any activities in real estate acquisition, remediation, and development, and have generated no revenues to date. However, we have the following remediation contracts.

•	Gas station remediation
o	Client – M Line Properties
o	Location – Hoopeston, IL.
o	Contract Price – Based on Budget approved by the IL. EPA. This is determined in the intermediary phase of remediation.

•	Gas station remediation
o	Client – M Line Properties
o	Location – Danville, IL.
o	Contract Price – Based on Budget approved by the IL. EPA. This is determined in the intermediary phase of remediation.

•	Gas station remediation
o	Client – M Line Properties
o	Location – Warsaw, IL.
o	Contract Price – Based on Budget approved by the IL. EPA. This is determined in the intermediary phase of remediation.

•	Gas station remediation
o	Client – M Line Properties
o	Location – Vandalia, IL.
o	Contract Price – Based on Budget approved by the IL. EPA. This is determined in the intermediary phase of remediation.

We have generated no revenues since inception. There is substantial doubt about our ability to continue, as a going concern, over the next twelve months.

Business

We engage primarily in environmental remediation activities, as follows:

•	We will prepare for ourselves and third parties property risk assessment and due diligence reports as Phase I Environmental Site Assessment Process.

•	We perform site subsurface geological investigation (soil and water) as Phase II Environmental Site Assessment Process.

•
We will undertake site remediation. We offer the traditional “dig and haul” remediation in which contaminated soil is dug up and hauled away to be disposed. We are also able to offer a remediation technique in soil and groundwater known as bioremediation, utilizing enzymes and colloid solutions. Other types of remediate services are microbiological fungus (mold), asbestos contained materials (ACM), Polychlorinated Biphenyls (PCBs), and lead base paint (LBP).

A. Reports

i. Phase I Environmental Site Assessments

Because real estate transactions and loans are subject to increasing scrutiny regarding potential liabilities, related to the presence of hazardous substances, we perform Phase I assessments regarding potential liabilities related to the presence of hazardous substances on real properties.

Typically, Phase I assessments include the following tasks:

•	Review of pertinent geologic and hydrologic literature and maps.
•	Review of historical aerial photographs and archival land use maps.
•	Review of federal, state, county, and municipal records of known and suspected hazardous waste release sites at the subject property and/or within the immediate surrounding areas.
•
Reconnaissance of the subject property and the immediate surrounding areas. The site reconnaissance includes conducting interviews with past and present property owners and managers to assess past and present operations and maintenance procedures.

•	Contact of local regulatory agencies regarding past site use, notices of violation, suspected problems, and noncompliance issues.
•	Preparation of a summary report including our investigative methods, findings, photographs, conclusions, and, if warranted, recommendations for additional work.

In addition, we may also provide title searches and asbestos testing, PCB identification, and lead-based paint surveys as part of the Phase I assessment.

ii. Phase II Subsurface Environmental Investigations

Phase II Investigations involve subsurface investigation and testing. The primary objective of conducting subsurface environmental investigations for real property is to:

•	document the presence or absence of unauthorized hazardous substances/waste releases,
•	delineate the extent of past and present contaminant migration and concentrations in soil and groundwater, and
•	determine site-specific hydrogeologic data for assessing risk and potential remedial action alternatives.

We conduct a subsurface investigation of the property and obtain, preserve, and forward samples for laboratory analysis.

iii. Brownfield Revitalization Analyses

We also prepare Brownfield Revitalization analyses, determining the best use for the property after it is remediated. For example, depending upon the intended use of the property, we may choose different remediation programs. Some uses, such as those not involving food or child care, do not require the level of remediation as others

B. Site Remediation

We remediate to correct issues identified in the Phase I and Phase II analysis, as follows:

•	Soil contamination.
•	Surface and groundwater contamination.
•	Recovery of liquid-phase hydrocarbons.
•	Groundwater, leaching, and gas migration studies.

We also have the ability to remediate through the use of Bioremediation. Bioremediation is the use of microorganisms or microbial processes to detoxify and degrade environmental contaminants. Most of our remediation will be done through the traditional dig and haul method.

Marketing

We currently market through our officers and our employees, and their personal contacts. Marketing has commenced based on current networks and relationships. Also, we intend to hire a full time marketing officer when sufficient funds become available.

Competitive Business Conditions

The remediation market is composed of a substantial number of companies. We believe that only a select few represent a large portion of the gross remediation revenues. Most top remediation companies are large construction management firms that mainly provide low-technology solutions that move soils to treatment centers or landfills. We believe the trend is toward smaller high-tech companies.

Several mid-sized, full-service remediation companies are poised to compete with the larger remediation firms by using innovative technology as a differentiator. One such company has also branded a calcium peroxide-based, slow-oxygen-release product as a key technology. This technology may compete with our company on specific sites.

There are several smaller remediation companies that would have a similar client base to our company. However, the quality of many smaller-sized implementers’ work has become an issue amongst industry and regulatory agencies because of a lack of focus. Their range of services and their implementation of “one remedy fits all” are in line with the larger remediation market, where excavation and removal is the clear choice.

Several other smaller remediation companies provide a menu of new technologies, including chemical oxidation methods. Generally, they are regional companies with one office and limited capabilities.

The trend in environmental remediation is moving toward more sophisticated cleanup operations that emphasize risk and liability management. The trend is moving away from specialization reflecting that a team should be able to solve more than one problem or use one technology. This trend benefits smaller firms that can provide niche services to the larger remediation companies that dominate the market.

We plan to compete by:

•	Focusing our competitive efforts on more complex issues where simple solutions, such as excavation, are not effective.

•	Promoting the advantages of our remediation efforts.

•	Having a company with the synergy of four separate, but related operating divisions.

•	Having a diverse company that’s not dependant on only one revenue stream.

Intellectual Property

We have no intellectual property except our trade names.

Research and Development

We have not incurred any research or development expenses.

Employees

We have two full-time employees, both involved in management.

PLAN OF OPERATIONS

We engage primarily in environmental remediation activities.

Although we have the four gas station remediation contracts, we have generated no revenues to date.

Development Stage Expenditures

Development stage expenditures during the period from inception on February 28, 2008 to May 31, 2008 were $58,895, which consisted primarily of selling, general and administrative expenses related to our formation and legal, accounting and other fees related to our formation and this offering.

Financial Condition, Liquidity and Capital Resources

Our principal capital resources have been acquired through the sale of shares of our common stock.

At May 31, 2008, we had total assets of $41,037 consisting of cash, property and equipment, deferred offering costs and deposits.

At May 31, 2008, our total liabilities were $23,782, consisting of amounts due Mr. Huseyinof and accrued compensation to Mr. Huseyinof.

Plan of Operations

Cash Requirements

We intend to provide funding for our activities, if any, through a combination of the private placement of its equity securities, the public sales of equity securities and borrowing from commercial lenders or our president. Our president has orally agreed to provide us necessary funding to maintain minimal operations and fund the cost of our becoming a public company at interest of 5%, payable upon demand. At May 31, 2008, the amount advanced was $9,407. He is not obligated to do make any further advances. We have no agreement, commitment or understanding to secure any such funding from any other source.

As of the date of this Prospectus, we have sufficient funds to maintain minimal operations.

There is uncertainty regarding our ability commence operations of our remediation business plan without additional financing.  We have a history of operating losses, limited funds and no agreements, commitments or understandings to secure additional financing except as set forth above. Our future success of is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse affect on our financial position, results of operations and its ability to continue in existence.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DESCRIPTION OF PROPERTY

Our office is located at 1701 E. Woodfield Rd. Suite 915 Schaumburg, IL. 60173 The monthly rent is $1,463.79 and the lease is with an affiliate of our president. The term of the lease is 8/01/2008 to 01/31/2010.

We have a short-term lease with Regus, for our prior office 30 S. Wacker, Chicago IL. The lease payment is $3,458 per month. This lease expires on November 30, 2008. We have an additional lease for a CA office., located at 2183 Fairview, Costa Mesa, CA. 09/07/2008 to 08/31/2009 at an annual rent of $500, which we paid by issuing the landlord 10,000 shares of common stock.

We believe this space is adequate for our current needs.

At the present time, we do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Upon formation, Dr. Philip J. Huseyinof, our founder and president acquired 50,000,000 shares for a price of $.001 or $50,000 aggregate based upon the par value of our stock upon formation. On August 14, 2008, Mr. Huseyinof returned 20,000,000 of these shares to us for no consideration.

Our office is located at 1701 E. Woodfield Rd. Suite 915 Schaumburg, IL. 60173 The monthly rent is $1,463.79 and the lease is with an affiliate of our president. The term of the lease is 8/01/2008 to 01/31/2010.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, promoter, beneficial owner of five percent or more of our shares, or family members of such persons since our inception.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

࿠
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

࿠	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

࿠
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

࿠
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this Prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol and allow sales of our common stock under Rule 144.

There are 5,590,000 shares of our common stock held by non-affiliates and 29,900,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities. 728,000 shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective. All of our shares held by affiliates and shares not being registered in this registration statement will be subject to the resale restrictions of Rule 144. In general, affiliates holding restricted securities, must hold their shares for a period of at least six months assuming we are current in our SEC reports or one year if we are not, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144for non-affiliates holding unregistered shares for at least one year. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days. The manner of sale limitations require sales through a broker on the market in an unsolicited transaction. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 32 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through February 29, 2009 assuming this registration statement is declared effective before that date. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on or after February 29, 2009. However, regardless of the amount of our assets or number of shareholders on or after February 29, 2009, we will file a registration statement on Form 8-A on or before February 29, 2009 and thereafter will be subject to the proxy statement and other information requirements of the 1934 Act. We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the latest fiscal year ended February 29, 2008.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compen- sation	Total
Philip Husey-inof	CEO	2008	0	0	0	0	0	0	0	0

Compensation Agreements

We have entered into an oral employment arrangement with Mr. Huseyinof pursuant to which we will pay him an annual salary of $225,000 to be paid only if funds permit.

Members of our Board of Directors do not receive compensation for their services as Directors.

FINANCIAL STATEMENTS

International Development and Environmental Holdings

Financial Statements

For the Three Months Ended May 31, 2008 (unaudited)

TABLE OF CONTENTS

Page

Balance Sheet (unaudited)	2

Statements of Operations (unaudited)	3

Statement of Changes in Stockholders' Equity (unaudited)	4

Statements of Cash Flows (unaudited)	5

Condensed Notes to Financial Statements (unaudited)	6 - 7

1

International Development and Environmental Holdings
(a development stage company)
Balance Sheets

	May 31,
	2008	Feburary 29,
	(unaudited)	2008
ASSETS
Current assets
Cash	$7,086	$-
Stock subscription receivable - officer	-	25,267
Prepaid expenses	3,000	3,000

Total current assets	10,086	28,267

Property and equipment, net	4,352	-

Deferred offering costs	20,199	17,199

Deposits	6,400	-

Total assets	$41,037	$45,466

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
Due to officer	$9,407	$-
Accrued compensation	14,375	-

Total current liabilities	23,782	-

Commitments	-	-

Stockholders' equity
Preferred stock, $.001 par value; 25,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.001 par value; 100,000,000 shares authorized; 52,106,000 and 52,000,000 shares issued and outstanding at May 31, 2008 and February 29, 2008, respectively	52,106	52,000
Additional paid in capital	23,944	-
Deficit accumulated during the development stage	(58,795)	(6,534)

Total stockholders' equity	17,255	45,466

Total liabilities and stockholders' equity	$41,037	$45,466

See Accompanying Condensed Notes to Financial Statements

2

International Development and Environmental Holdings
(a development stage company)
Statements of Operations

		From
		February 28,
	Three Months	2008 (inception)
	Ended	to
	May 31,	May 31,
	2008	2008
	(unaudited)	(unaudited)

Revenues	$-	$-

Operating expenses
Administrative expenses	52,361	58,895

Loss from operations	(52,361)	(58,895)

Interest Income	100	100

Net loss	$(52,261)	$(58,795)

Basic and diluted net loss per share	$-	$-

Basic and diluted weighted average common shares outstanding	52,096,739	52,094,681

See Accompanying Condensed Notes to Financial Statements

3

International Development and Environmental Holdings
(a development stage company)
Statement of Changes in Stockholders' Equity
For the Periods from February 28, 2008 (inception) to February 29, 2008 and the Three Months Ended May 31, 2008

				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid In	Development	Stockholders'
	# of Shares	Amount	Capital	Stage	Equity

Initial balances upon incorporation	-	$-	$-	$-	$-

Issuance of common stock for cash and subscription receivable to founder on 02/28/08	50,000,000	50,000	-	-	50,000

Issuance of common stock for services rendered by vendor on 02/28/08	2,000,000	2,000	-	-	2,000

Net loss	-	-	-	(6,534)	(6,534)

Balances, February 29, 2008	52,000,000	52,000	-	(6,534)	45,466

Issuance of common stock for services on 03/21/08 (unaudited)	100,000	100	4,900	-	5,000

Issuance of common stock for cash on 05/29/08 (unaudited)	6,000	6	294	-	300

Valuation of President's contributed services (unaudited)	-	-	18,750	-	18,750

Net loss (unaudited)	-	-	-	(52,261)	(52,261)

Balances, May 31, 2008 (unaudited)	52,106,000	$52,106	$23,944	$(58,795)	$17,255

See Accompanying Condensed Notes to Financial Statements

4

International Development and Environmental Holdings
(a development stage company)
Statements of Cash Flows

		From
		February 28,
	Three Months	2008 (inception)
	Ended	to
	May 31,	May 31,
	2008	2008
	(unaudited)	(unaudited)
Operating activities
Net loss	$(52,261)	$(58,795)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	61	61
Non-cash issuances of common stock	5,000	7,000
Non-cash issuances of President's contributed services	18,750	18,750
(Increase) decrease in assets:
Prepaid expenses	-	(3,000)
Deposits	(6,400)	(6,400)
Increase (decrease) in liabilities:
Accrued compensation	14,375	14,375

Net cash used in operating activities	(20,475)	(28,009)

Investing activities
Purchase of property	(4,413)	(4,413)

Net cash used in investing activities	(4,413)	(4,413)

Financing activities
Proceeds from collection of stock subscription receivable - officer	25,267	25,267
Proceeds from officer loans	9,407	9,407
Proceeds from sale of common stock	300	25,033
Disbursement of deferred offering costs	(3,000)	(20,199)

Net cash provided by financing activities	31,974	39,508

Net increase (decrease) in cash	7,086	7,086

Cash, beginning of period	-	-

Cash, end of period	$7,086	$7,086

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental schedule of non-cash investing and financing activities:
Common stock issued pursuant to stock subscription receivable - officer	$-	$25,267

See Accompanying Condensed Notes to Financial Statements

5

International Development and Environmental Holdings
(a development stage company)
Condensed Notes to Financial Statements
Three Months Ended May 31, 2008

Note 1 – Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

International Development and Environmental Holdings (the Company) is a Nevada corporation with its principal corporate offices in Chicago, Illinois. The Company is in the process of organizing itself and developing its main line of business: Environmental geological site assessment and remediation. The Company has registered and may operate under the following assumed corporate names: (1) Global Environmental Company (NV) (2) Global Environment Company (IL) (3) Global Architecture & Engineering Company (NV) (4) Global Development & Construction Company (NV) and (5) Global Real Estate & Finance Company (NV).

The Company is presented as in the development stage as of May 31, 2008. To-date, the Company’s business activities during its development stage consist solely of corporate formation, raising capital, and attempting to secure environmental remediation contracts.

Summary of Significant Accounting Policies

Basis of Presentation of Interim Financial Statements

The unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the U.S. Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations. Accordingly, these interim financial statements should be read in conjunction with the financial statements and notes thereto included in our Annual Report for the period from February 28, 2008 (Inception) to February 29, 2008.

It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments and certain non-recurring adjustments) have been made that are necessary for a fair financial statement presentation. The results for the three month period ended May 31, 2008 are not necessarily indicative of the results that may be expected for the year ending February 28, 2009.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements. Significant estimates in the accompanying financial statements include the valuation of valuation of common stock issued for services, valuation of non-cash contributed services, and deferred income tax valuation allowance.

6

International Development and Environmental Holdings
(a development stage company)
Condensed Notes to Financial Statements
Three Months Ended May 31, 2008

Note 2 – Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  For the period from March 1, 2008 (inception) to May 31, 2008 the Company had a net loss of $52,261 and net cash used in operations of $20,475.  In addition, as of February 29, 2008 the Company was a development stage company with no revenues.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

In order to execute its business plan, the Company will need to raise additional working capital and generate revenues.  There can be no assurance that the Company will be able to obtain the necessary working capital or generate revenues to execute its business plan.

Management’s plan in this regard, include seeking environmental remediation contracts from potential clients and raising additional funds through a private placement offering of Company common stock anticipated to commence within the second or third quarter of fiscal 2009. Subsequent to May 31, 2008, as discussed further in Note 4, the Company has raised an additional $7,200 of capital in private placements of its common stock through August 31, 2008

Management believes its business development and capital raising activities will provide the Company with the ability to continue as a going concern.

Note 3 – Contributed Capital

For the Three months ended May 31, 2008, the Company’s President and founding shareholder has provided services to the Company without the expectation of receiving any compensating payment. The value of these services was estimated at $18,750, based upon the value of another executive officer of the Company presently under contract. Accordingly, the Company has recorded the value of these services as a charge to operations and a corresponding credit to Paid in Capital in these accompanying financial statements.

Note 4 – Subsequent Events

During the period from June 1, 2008 through August 31, 2008, the Company issued an additional 144,000 shares of its common stock at $.05 per share in a private placement raising an aggregate of $7,200 and issued 3,240,000 shares of common stock for services rendered which were valued at $162,000 based on the $.05 contemporaneous cash sale price. On August 14, 2008, the Company’s founder returned 20,000,000 shares of common stock to the Company for cancelation for no consideration.

7

International Development and Environmental Holdings

Financial Statements

For the Period From February 28, 2008 (Inception) to February 29, 2008

1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of:
International Development and Environmental Holdings

We have audited the accompanying balance sheet of International Development and Environmental Holdings (A development stage company) as of February 29, 2008 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from February 28, 2008 (inception) to February 29, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Development and Environmental Holdings as of February 29, 2008 and the results of its operations and its cash flows for the period from February 28, 2008 (inception) to February 29, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company reported a net loss of $6,534 and used cash for operating activities of $7,534 in the period from February 28, 2008 (inception) to February 29, 2008 and as of February 29, 2008 was a development stage company with no revenues. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
September 10, 2008

2

International Development and Environmental Holdings
(a development stage company)
Balance Sheet
February 29, 2008

ASSETS

Current assets
Stock subscription receivable - officer	$25,267
Prepaid expenses	3,000

Total current assets	28,267

Deferred offering costs	17,199

Total assets	$45,466

LIABILITIES & STOCKHOLDERS' EQUITY

Liabilities	$-

Commitments (Note 7)	-

Stockholders' equity
Preferred stock, $.001 par value; 25,000,000 shares authorized; no shares issued and outstanding	-
Common stock, $.001 par value; 100,000,000 shares authorized; 52,000,000 shares issued and outstanding	52,000
Deficit accumulated during the development stage	(6,534)

Total stockholders' equity	45,466

Total liabilities and stockholders' equity	$45,466

See Accompanying Notes to Financial Statements

3

International Development and Environmental Holdings
(a development stage company)
Statement of Operations
From February 28, 2008 (inception) to February 29, 2008

Revenues	$-

Operating expenses
Administrative expenses	6,534

Net loss	$(6,534)

Basic and diluted net loss per share	$-

Basic and diluted weighted average common shares outstanding	52,000,000

See Accompanying Notes to Financial Statements

4

International Development and Environmental Holdings
(a development stage company)
Statement of Changes in Stockholders' Equity
From February 28, 2008 (inception) to February 29, 2008

				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid In	Development	Stockholders'
	# of Shares	Amount	Capital	Stage	Equity

Initial balances upon incorporation	-	$-	$-	$-	$-

Issuance of common stock for cash and subscription receivable to founder on 2/28/08	50,000,000	$50,000	-	-	50,000

Issuance of common stock for services rendered by vendor on 02/28/08	2,000,000	$2,000	-	-	2,000

Net loss	-	-	-	(6,534)	(6,534)

Balances, February 29, 2008	52,000,000	$52,000	$-	$(6,534)	$45,466

See Accompanying Notes to Financial Statements

5

International Development and Environmental Holdings
(a development stage company)
Statement of Cash Flows
From February 28, 2008 (inception) to February 29, 2008

Cash flows from operating activities:
Net loss	$(6,534)
Adjustment to reconcile net loss to net cash used in operating activities:
Non-cash issuance of common stock	2,000
(Increase) decrease in assets:
Prepaid expenses	(3,000)

Net cash used in operating activities	(7,534)

Cash flows from financing activities:
Proceeds from sale of common stock	24,733
Disbursement of deferred offering costs	(17,199)

Net cash provided by financing activities	7,534

Net increase (decrease) in cash	-

Cash, beginning of period	-

Cash, end of period	$-

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$-
Income taxes	$-

Supplemental schedule of non-cash investing and financing activites:
Common stock issued pursuant to stock subscription receivable - officer	$25,267

See Accompanying Notes to Financial Statements

6

International Development and Environmental Holdings
(a development stage company)
Notes to Financial Statements
February 29, 2008

Note 1 – Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

International Development and Environmental Holdings (the Company) is a Nevada corporation with its principal corporate offices in Chicago, Illinois. The Company is in the process of organizing itself and developing its main line of business: Environmental geological site assessment and remediation. The Company has registered and may operate under the following assumed corporate names: (1) Global Environmental Company (NV) (2) Global Environment Company (IL) (3) Global Architecture & Engineering Company (NV) (4) Global Development & Construction Company (NV) and (5) Global Real Estate & Finance Company (NV).

Summary of Significant Accounting Policies

Basis of Presentation

The Company is presented as in the development stage of February 29, 2008. To-date, the Company’s business activities during its development stage consist solely of corporate formation, raising capital, and attempting to secure environmental remediation contracts.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements. Significant estimates in 2008 include the valuation of common stock granted for services and the deferred income tax valuation allowance.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value. At February 29, 2008, the Company had no cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to income as incurred. Additions, improvements and major replacements that extend the life of the asset are capitalized at cost. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income in the period of disposal. For financial reporting purposes, depreciation is provided on the straight-line method over the estimated useful lives of the depreciable assets.

Deferred Offering Costs

The Company has deferred external costs associated with its planned initial public offering in fiscal 2009, at which time the costs will be charged against the capital raised. Should the offering be terminated, the costs will be immediately charged to operations.

7

International Development and Environmental Holdings
(a development stage company)
Notes to Financial Statements
February 29, 2008

Note 1 – Nature of Operations and Summary of Significant Accounting Policies (continued)

Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

Due to the short-term nature of Stock subscription receivable, the carrying amount approximates the fair market value as of the balance sheet date.

Income Taxes

Income taxes are provided for tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The differences in asset and liability bases relate primarily to organization and start-up costs (use of different methods and periods to calculate deduction). Deferred taxes are also recognized for operating losses and tax credits that are available to offset future income taxes. The deferred tax assets and/or liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The components of the deferred tax asset and liability are classified as current and noncurrent based on their characteristics. Valuation allowances are provided for deferred tax assets based on management’s projection of the sufficiency of future taxable income to realize the assets.

Stock-based compensation

Effective February 28, 2008 (Inception), the Company adopted SFAS No. 123 (R), entitled Share-Based Payment. This revised Statement eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost if the exercise price equaled or exceeded the fair value of the stock on the measurement date. This Statement requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards.

Net Loss per Share

Basic net loss per common share (Basic EPS) is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net loss per common share (Diluted EPS) is computed by dividing net loss by the weighted-average number of common shares and dilutive potential common shares outstanding. At February 29, 2008, there are no potential common shares outstanding (sock options or warrants). Therefore, Diluted EPS is identical to Basic EPS.

Recent accounting pronouncements

The Financial Accounting Standards Board (“FASB”) has recently issued several new accounting pronouncements, which may apply, to the Company at present, or in the proceeding months as operations expand.

In 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 Accounting for Income Taxes.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 provides guidance on de-recognition,

8

International Development and Environmental Holdings
(a development stage company)
Notes to Financial Statements
February 29, 2008

Note 1 – Nature of Operations and Summary of Significant Accounting Policies (continued)

Summary of Significant Accounting Policies (continued)

Recent accounting pronouncements (continued)

classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted FIN 48 as of February 28, 2008, as required.

The current Company policy classifies any interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as selling, general and administrative expense. There were no interest or selling, general and administrative expenses accrued or recognized related to income taxes for the year ended February 29, 2008. The Company has not taken a tax position that would have a material effect on the financial statements or the effective tax rate for the year ended February 29, 2008 under FIN 48. It is determined not to be reasonably possible for the amounts of unrecognized tax benefits to significantly increase or decrease since the Company’s adoption of this policy.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS 157 defines fair value, establishes a market-based framework or hierarchy for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is applicable whenever another accounting pronouncement requires or permits assets and liabilities to be measured at fair value. SFAS 157 does not expand or require any new fair value measures; however the application of this statement may change current practice. The requirements of SFAS 157 are first effective for the Company’s fiscal year beginning March 1, 2008. However, in February 2008 the FASB decided that an entity need not apply this standard to nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis until the subsequent year. Accordingly, the Company’s adoption of this standard on March 1, 2008, is limited to financial assets and liabilities. The Company does not believe the initial adoption of SFAS 157 will have a material effect on its financial condition or results of operations. However, the Company is still in the process of evaluating this standard with respect to its effect on nonfinancial assets and liabilities and therefore has not yet determined the impact that it will have on the Company’s financial statements upon full adoption.

In December 2007, the SEC issued Staff Accounting Bulletin (“SAB”) 110 Share-Based Payment. SAB 110 amends and replaces Question 6 of Section D.2 of Topic 14, “Share-Based Payment,” of the Staff Accounting Bulletin series. Question 6 of Section D.2 of Topic 14 expresses the views of the staff regarding the use of the “simplified” method in developing an estimate of the expected term of “plain vanilla” share options and allows usage of the “simplified” method for share option grants prior to December 31, 2007. SAB 110 allows public companies which do not have historically sufficient experience to provide a reasonable estimate to continue use of the “simplified” method for estimating the expected term of “plain vanilla” share option grants after December 31, 2007. SAB 110 is effective January 1, 2008 which the Company adopted upon its inception. The Company currently uses the “simplified” method to estimate the expected term for share option grants to employees as it does not have enough historical experience to provide a reasonable estimate. The Company will continue to use the “simplified” method until it has enough historical experience to provide a reasonable estimate of expected term in accordance with SAB 110. The Company does not expect SAB 110 will have a material impact on its balance sheet, statement of operations and cash flows.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement No. 141R, Business Combinations. Statement No. 141R modifies the accounting and disclosure

9

International Development and Environmental Holdings
(a development stage company)
Notes to Financial Statements
February 29, 2008

Note 1 – Nature of Operations and Summary of Significant Accounting Policies (continued)

Summary of Significant Accounting Policies (continued)

Recent accounting pronouncements (continued)

requirements for business combinations and broadens the scope of the previous standard to apply to all transactions in which one entity obtains control over another business.

In December 2007, the FASB issued SFAS No. 160 Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51, this Statement amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is required to be adopted simultaneously with SFAS 141R and is effective for reporting periods on or after December 15, 2008. An earlier adoption is not permitted. Currently, the Company does not have any non-controlling interests and accordingly, the adoption of SFAS 160 is not expected to have a material impact on our financial position, cash flows or results of operations.

In February 2007, the FASB issued SFAS 159 which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The adoption of SFAS 159 on February 28, 2008 did not impact our financial position, cash flows, and results of operations.

Note 2 – Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  For the period from February 28, 2008 (inception) to February 29, 2008 the Company had a net loss of $6,534 and net cash used in operations of $7,534.  In addition, as of February 29, 2008 the Company was a development stage company with no revenues.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

In order to execute its business plan, the Company will need to raise additional working capital and generate revenues.  There can be no assurance that the Company will be able to obtain the necessary working capital or generate revenues to execute its business plan.

Management’s plan in this regard, include seeking environmental remediation contracts from potential clients and raising additional funds through a private placement offering of Company common stock anticipated to commence within the second or third quarter of fiscal 2009. Subsequent to February 29, 2008, as discussed further in Note 7, the Company has raised an additional $7,500 of capital in private placements of its common stock through August 31, 2008.

10

International Development and Environmental Holdings
(a development stage company)
Notes to Financial Statements
February 29, 2008

Note 2 – Going Concern (continued)

Management believes its business development and capital raising activities will provide the Company with the ability to continue as a going concern.

Note 3 – Stock Subscription Receivable - Officer

At February 29, 2008, the Company had a receivable from its founding stockholder aggregating $25,267 for the purchase of his Company common stock. The outstanding balance bears interest at 5%, pursuant to an oral agreement, is due on demand and is unsecured. This receivable was subsequently paid in full during May 2008.

Note 4 – Stockholders’ Equity

Issuances of Common Stock

On February 28, 2008, the Company issued 50,000,000 shares of common stock to its founder at $.001 per share or $50,000 in initial capital ($24,733 cash and $25,267 subscription receivable) to fund the Company’s development efforts. Additionally, the Company issued 2,000,000 shares of common stock for services rendered which were valued at $2,000 based on the $.001 contemporaneous cash sales price.

Amendments to Corporate Articles of Incorporation

On February 28, 2008, the Company was originally incorporated with 200,000,000 shares of common stock authorized with a $.0001 par value and 20,000,000 shares of preferred stock with a $.0001 par value. On March 20, 2008, the Company amended its articles to 900,000,000 shares of common stock authorized with a $.0001 par value and 600,000,000 shares of preferred stock with a $.0001 par value. Finally, on May 12, 2008, the Company amended its articles to its present form with 100,000,000 shares of common stock authorized with a $.001 par value and 25,000,000 shares of preferred stock authorized with a $.001 par value.

All references in the accompanying financial statements to the number of common and preferred shares, par values and per share amounts have been retroactively adjusted to reflect these amendments.

Note 5 – Income Taxes

The Company has incurred net losses since inception. The Company has not reflected any benefit of such net operating loss carry forward in the accompanying financial statements.

The income tax benefit differed from the amount computed by applying the US federal income tax rate of 34% to net loss as a result of the following:

11

International Development and Environmental Holdings
(a development stage company)
Notes to Financial Statements
February 29, 2008

Note 5 – Income Taxes (continued)

2008
Computed expected tax benefit	(34.0)%
State income tax, net of federal benefit	(6.2)
Change in federal tax rate apportionment	19.0
Change in valuation allowance	21.2

Income tax benefit	-%

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets as of February 29, 2008 is presented below:

Deferred Tax Assets:	2008
Organizational start-up costs	$1,400
Valuation allowance	(1,400)

Net deferred tax assets	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible.

Based upon the lack of historical taxable income and uncertain projections of future taxable income over the periods in which the deferred tax assets are deductible, management believes that it is more likely than not that the Company will not realize the benefits of these deductible differences. Accordingly, the Company has provided a valuation allowance against the net deferred tax assets aggregating $1,400 as of February 29, 2008.

At February 29, 2008, the fiscal year 2008 income tax returns remain subject to examination by federal and state jurisdictions.

Note 6 – Related Party Transactions

As described in Note 2, the Company has a $25,267 stock subscription receivable from its officer and founding shareholder and. This receivable was subsequently paid in full in May 2008.

As described in Note 5, the Company has entered into a sublease agreement with a business related to the Company’s founding stockholder subsequent to February 29, 2008.

12

International Development and Environmental Holdings
(a development stage company)
Notes to Financial Statements
February 29, 2008

Note 7 – Subsequent Events

Operating Leases

Subsequent to February 29, 2008, the Company entered into three leases for its corporate offices under terms of non-cancelable operating leases. The first lease term is from June 1, 2008 through November 30, 2008 and requires a $3,458 monthly lease payment. The second lease consists of a sublease of office space from a related party, which is a business affiliated with the Company’s founding shareholder, officer and director. The sublease term runs from August 1, 2008 through January 31, 2010 and requires a $1,464 monthly lease payment. The third lease consists of a sublease of office space. The sublease term runs from September 1, 2008 through August 31, 2009 and required the issuance of 10,000 shares of Company common stock as consideration for the entire lease term.

Note 7 – Subsequent Events (continued)

Operating Leases (continued)

Future minimum lease payments for both leases are as follows for the years ending February 28:

Total

2009	$31,495
2010	16,102
Thereafter	-

$47,597

Common Stock

During the period from March 1, 2008 through August 31, 2008, the Company issued an additional 150,000 shares of its common stock at $.05 per share in a private placement raising an aggregate of $7,500 and issued 3,340,000 shares of common stock for services rendered which were valued at $167,000 based on the $.05 contemporaneous cash sales price. On August 14, 2008, the Company’s founder returned 20,000,000 shares of common stock to the Company for cancelation for no consideration.

13

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PROSPECTUS

INTERNATIONAL DEVELOPMENT AND ENVIRONMENTAL HOLDINGS.
Dated _____________, 2008

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation and By-laws, subject to the provisions of Nevada law, contain provisions that allow the corporation to indemnify any person under certain circumstances.

Nevada law provides the following:

17-16-851. Authority to indemnify.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

(i) He conducted himself in good faith; and

(ii) He reasonably believed that his conduct was in or at least Not opposed to the corporation's best interests; and

(iii) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(iv) He engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by W.S. 17-16-202(b)(v).

(b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (a)(ii) of this section.

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d) Unless ordered by a court under W.S. 17-16-854(a)(iii) a corporation may not indemnify a director under this section:

(i) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct under subsection (a) of this section; or

(ii) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.

(e) Repealed By Laws 1997, ch. 190,ss.3.

17-16-852. Mandatory indemnification.

A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

17-16-853. Advance for expenses.

(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if he delivers to the corporation:

(i) A written affirmation of his good faith belief that he has met the standard of conduct described in W.S. 17-16-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by W.S. 17-16-202(b)(iv); and

(ii) His written undertaking to repay any funds if he is not entitled to mandatory indemnification under W.S. 17-16-852 and it is ultimately determined that he has not met the standard of conduct described in W.S. 17-16-851.

(iii) Repealed By Laws 1997, ch. 190,ss.3.

(b) The undertaking required by paragraph (a)(ii) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c) Authorizations under this section shall be made:

(i) By the board of directors:

(A) If there are two (2) or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote; or

(B) If there are fewer than two (2) disinterested directors, by the vote necessary for action by the board in accordance with W.S. 17-16-824(c), in which authorization directors who do not qualify as disinterested directors may participate; or

(ii) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

17-16-854. Court-ordered indemnification and advance for expenses.

(a) A director who is a party to a proceeding because he is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

(i) Order indemnification if the court determines that the director is entitled to mandatory indemnification under W.S. 17-16-852;

(ii) Order indemnification or advance for expenses if the court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by W.S. 17-16-858(a); or

(iii) Order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable:

(A) To indemnify the director; or

(B) To advance expenses to the director, even if he has not met the standard of conduct set forth in W.S. 17-16-851(a), failed to comply with W.S. 17-16-853 or was adjudged liable in a proceeding referred to in W.S. 17-16-851(d)(i) or (ii), but if he was adjudged so liable his indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

(b) If the court determines that the director is entitled to indemnification under paragraph (a)(i) of this section or to indemnification or advance for expenses under paragraph (a)(ii) of this section, it shall also order the corporation to pay the director's reasonable expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses. If the court determines that the director is entitled to indemnification or advance for expenses under paragraph (a)(iii) of this section, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

17-16-855. Determination and authorization of indemnification.

(a) A corporation may not indemnify a director under W.S. 17-16-851 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he has met the standard of conduct set forth in W.S. 17-16-851.

(b) The determination shall be made:

(i) If there are two (2) or more disinterested directors, by the board of directors by majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote;

(ii) Repealed By Laws 1997, ch. 190,ss.3.

(iii) By special legal counsel:

(A) Selected in the manner prescribed in paragraph (i) of this subsection; or

(B) If there are fewer than two (2) disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

(iv) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c) Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two (2) disinterested directors, authorization of indemnification shall be made by those entitled under paragraph (b)(iii) of this section to select special legal counsel.

17-16-856. Officers.

(a) A corporation may indemnify and advance expenses under this subarticle to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation:

(i) To the same extent as a director; and

(ii) If he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for:

(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

(B) Liability arising out of conduct that constitutes:

(I) Receipt by him of a financial benefit to which he is not entitled;

(II) An intentional infliction of harm on the corporation or the shareholders; or

(III) An intentional violation of criminal law.

(iii) A corporation may also indemnify and advance expenses to a Current or former officer, employee or agent who is not a director to the Extent, consistent with public policy that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

(b) The provisions of paragraph (a)(ii) of this section shall apply to an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under W.S. 17-16-852, and may apply to a court under W.S. 17-16-854 for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Our Articles and By-Laws also provide for indemnification to the fullest extent permitted under Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee*	10
Legal Fees and Expenses	36,000
Accounting Fees and Expenses*	25,000
Printing, Edgar, Postage and Miscellaneous*	15,000
Total*	$76,010
* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

Upon formation, Dr. Philip J. Huseyinof, our founder and president acquired 50,000,000 shares for a price of $.001 or $50,000 aggregate based upon the par value of our stock upon formation. On August 14, 2008, Mr. Huseyinof returned 20,000,000 of these shares to us for no consideration.

Upon formation, we issued 2,000,000 shares of common stock to one service provider for legal services. We valued these shares at $.001 based upon contemporaneous cash sale.

From March 2008 throughAugust 2008, we issued 3,340,000 shares to six service providers at a price of $.05 per share or $162,000 in the aggregate based upon contemporaneous cash sales.

During the period from March 1, 2008 to September 19, 2008, we sold 150,000 shares of our common stock to 20 individuals at a price of $.05 per share for aggregate cash consideration of $7,500.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions.
•	Restrictive legends were and will be placed on all certificates issued as described above.
•	The distribution did not involve general solicitation or advertising.
•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 3

	1.	Articles of Incorporation of Global Enterprises Holdings , Inc.
	2.	Amendment to Articles of Incorporation
	3.	Second Amendment to Articles of Incorporation
	4.	Bylaws

Item 4

Form of common stock Certificate (1)

Item 5

Legal Opinion of Williams Law Group, P.A.

Item 10

	1.	Gas Station Remediation Contract
	2.	Gas Station Remediation Contract
	3.	Gas Station Remediation Contract
	4.	Gas Station Remediation Contract

Item 23

	1	Consent of Salberg & Company, P.A.

	2	Consent of Williams Law Group, P.A. (included in Exhibit 5.1)

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, in Schaumburg, IL on October 6, 2008.

INTERNATIONAL DEVELOPMENT AND ENVIRONMENTAL HOLDINGS

Title	Name	Date	Signature
Principal Executive Officer	Philip Huseyinof	October 6, 2008	/s/ Philip Huseyinof

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Title	Name	Date	Signature
Director, Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer	Philip Huseyinof	October 6, 2008	/s/ Philip Huseyinof